Exhibit 10.28
UnitedHealth Group Benefits Handbook

Benefits Handbook Supplement
Executive Long-Term Disability
UnitedHealth Group Incorporated (“UnitedHealth Group”) sponsors the UnitedHealth Group Long-Term Disability Program (the “LTD Program”), which is a component benefit program of the UHG Inc. Group Benefits Plan. The LTD Program provides financial protection against loss of income if you are unable to work because of covered illness or injury.
The official plan document for the LTD Program is the LTD Insurance Policy that Hartford Life and Accident Insurance Company (The “Hartford”), the insurer, has issued. The Hartford is the Claims Administrator for the LTD Program.
The Summary Plan Description (“SPD”) for the LTD Program is composed of the Hartford Life and Accident Insurance Company Certificate of Insurance, together with the following sections of the UnitedHealth Group Benefits Handbook - Disability, Life/AD&D, and Business Travel Accident Insurance: ”Introduction,” “Eligibility and Enrollment,” “Administration Information,” and applicable defined terms in the “Glossary” section.
The LTD Program at a Glance
This Executive Long-Term Disability (“Executive LTD”) benefit is a component of the LTD Program and supplements for a select group of officers the benefits provided under the LTD Program. The LTD Insurance policy and SPD sections listed above, which are incorporated herein by reference, apply to the Executive LTD component benefit and should be read in conjunction with this summary. The table below describes the key features of the Executive LTD component of the LTD Program.
Key Features of Executive Long-Term Disability Benefit

Eligibility
•Meet the eligibility requirements in “Who is Eligible” in the Eligibility and Enrollment and Disability Coverage sections of the Benefits Handbook;
•Eligible for Class 1 Executive Leadership Team benefits under the LTD Insurance Policy; and
•You have a written Employment Agreement which contains an express provision granting Executive LTD coverage.

Premium Contributions/Funding	Executive LTD benefits are paid exclusively from UnitedHealth Group’s general assets, and UnitedHealth Group is solely responsible for payment of Executive LTD benefits. Executive LTD benefits are self-insured and no premium amounts are determined.
When Coverage Begins/Enrollment
•Executive LTD coverage begins automatically on the first of the month following the signing of your executive Employment Agreement if you are Actively at Work as provided under the LTD Program.
•You do not need to enroll for coverage.

UnitedHealth Group Benefits Handbook

Coverage Level	Executive LTD benefits are 60% of your Predisability Earnings* that exceed $58,333 reduced by Deductible Income as defined under the LTD Program. There is no monthly maximum Executive LTD Benefit.
Plan Sponsor	UnitedHealth Group Incorporated 9900 Bren Road East Minnetonka MN 55343
Claims Administrator	The Hartford One Hartford Plaza Hartford, CT 06155
Claims
Follow the claims process for the LTD Program. Refer to the SPD and LTD Insurance Policy for instructions.
Claims should be sent to:
The Hartford
PO Box 14869
Lexington, Kentucky 40512-4869
Fax: 833-357-5153

When Benefits Are Paid
•The LTD Program and Executive LTD component pay benefits only if the Claims Administrator determines that you are Disabled, are receiving Regular and Appropriate Care of a Physician and have satisfied the LTD Program Waiting Period as specified under the LTD Policy.
•Refer to the SPD and LTD Insurance Policy for details.

How Benefits Are Paid
The Hartford will issue two checks for LTD benefits:
1.Fully insured LTD benefits equal to 60% of the first
$58,333 of your Predisability Earnings* reduced by Deductible Income; and
       2. Self-insured Executive LTD benefits equal to 60% of your Predisability Earnings* reduced by Deductible Income that exceeds $58,333.

Note: You may make a taxation election on the premiums UnitedHealth Group pays only with respect to the fully insured benefits payable under the LTD Program. The self- insured Executive LTD benefits are taxable income, because benefits are paid exclusively from UnitedHealth Group’s general assets and there are no premiums on which to impute income.

When Coverage Ends	Executive LTD coverage ends when coverage under the LTD Program ends or your Employment Agreement is amended to terminate Executive LTD coverage.

The Claim Administrator for the LTD Program shall serve as the Claim Administrator for the Executive LTD component benefit. UnitedHealth Group has contracted with The Hartford to administer benefits and claims under this Executive LTD component benefit in tandem with administering LTD benefits and claims under the LTD Program. The Hartford shall apply the same claims rules to the Executive LTD benefit component as are applied the LTD Program.
*Predisability Earnings are monthly earnings.
Long-Term Disability ■ January 1, 2021
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